THE WRIGHT ASSET ALLOCATION TRUST

                              Amended and Restated
                     Establishment and Designation of Series
                                   and Classes

     WHEREAS, pursuant to the Declaration of Trust of The Wright Asset Allocation Trust dated June 17, 1997 (the "Declaration of Trust"), the Trustees of The Wright Asset Allocation Trust (the "Trust"), designated seven separate Series with Classes; and

     WHEREAS, the Trustees now desire to delete one Series (i.e. Wright International Asset Allocation Fund), and to redesignate the Classes of the remaining Series, pursuant to Section 5.5 (viii) of Article V of the Declaration of Trust.

     NOW, THEREFORE, the undersigned, being at least a majority of the duly elected and qualified Trustees presently in office of the Trust hereby divide the shares of beneficial interest of the Trust into six separate Series of the Trust, each Series and Classes thereof to have the special and relative rights as set forth in the Declaration of Trust as from time to time amended:

     1. The Series shall be designated as follows:

                   Wright Managed Growth Fund
                   Wright Managed Growth with Income Fund
                   Wright Managed Income with Growth Fund
                   Wright Total Return Income Fund
                   Wright High Income Fund
                   Wright Current Income Fund
                     (the "Existing Series")

     The Declaration of Trust authorizes the Trustees to divide each Series into two or more classes and to fix and determine the relative rights and preferences as between, and all provisions applicable to, each of the different classes so established and designated by the Trustees. The Existing Series shall have classes of shares established and designated as Individual Shares and Advisor Shares, and the Trustees may designate additional classes in the future.

/s/ H. Day Brigham, Jr.                 /s/ Leland Miles
----------------------------            ---------------------------
H. Day Brigham, Jr.                     Leland Miles

/s/ Judith R. Corchard                  /s/ A.M. Moody, III
----------------------------            ---------------------------
Judith R. Corchard                      A.M. Moody, III

/s/ Peter M. Donovan                    /s/ Lloyd F. Pierce
----------------------------            ---------------------------
Peter M. Donovan                        Lloyd F. Pierce

/s/ Dorcas R. Hardy                     /s/ Richard E. Taber
----------------------------            ---------------------------
Dorcas R. Hardy                         Richard E. Taber



March 18, 1999